Exhibit 10.22

                            AMENDMENT AND SUPPLEMENT
                            ------------------------

     This Amendment and Supplement (this "Amendment"), is entered into and effective this as of the 29th day of November, 2008, and is by and between Sustainable Power Corp., a Nevada corporation ("SSTP") and Borneo Energy Sendirian Berhad, a Malaysian corporation ("Borneo"),

      WHEREAS, SSTP and Borneo entered into that certain Stock Subscription Agreement dated as of February __, 2008 (the "Subscription Agreement"), which provided for a total payment of Two Million Dollars US ($2,000,000 USD) for shares of SSTP restricted stock; and

WHEREAS, Borneo delivered to SSTP $1,000,000 towards such subscription but as of the date of this Amendment has not delivered the remainder of the required payment; and

     WHEREAS, SSTP has not delivered the stock to Borneo because of the failure of complete consideration; and

     WHEREAS, SSTP and Borneo now desire to amend and supplement the Subscription Agreement to resolve the dispute.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

          CONFLICT. In the event there is a conflict between the terms of the Subscription Agreement with this Amendment, the terms of this Amendment shall control any interpretation. Unless this Amendment expressly amends or supplements the language of the Subscription Agreement, the Subscription Agreement shall remain in full force and effect. Unless otherwise defined in this Amendment, terms defined in the Subscription Agreement shall be similarly defined herein.

          CONDITION TO, AMOUNT OF AND TIMING OF REMAINING PAYMENT. SSTP acknowledges and agrees that it intends to prepare and file a Form 10 Registration Statement (or similar form) (the "Form 10") with the US Securities and Exchange Commission. As required by SEC rules, the Form 10 shall contain audited financial statements for SSTP. Borneo agrees to deliver a total of $1,000,000 to SSTP within three months of the date the Form 10 is first filed with the SEC. Such funds shall be wired to or at the direction of Cutler Law Group, counsel to SSTP, as Escrow Agent.

          DELIVERY OF SHARES AND PRICE. Cutler Law Group shall be appointed as Escrow Agent with respect to delivery of shares of SSTP restricted stock to Borneo and delivery of the payment to SSTP. Cutler Law Group shall hold 25,000,000 shares with respect to the original $1,000,000 investment pursuant to the Subscription Agreement (the "Initial Shares"). Cutler Law Group shall cause the transfer agent for SSTP to issue and deliver into escrow such number of shares for the second full payment of $1,000,000 as shall equal the lesser of
(i) 25,000,000 shares (equivalent to $.04 per share) or (ii) $1,000,000 divided by the market price of the common stock of the Company which shall be calculated based on the average closing price of SSTP stock on the principal stock

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market  on  which  it is traded for the seven trading days immediately preceding the date on which the full $1,000,000 payment is made (the "Second Shares"). Cutler Law Group shall hold the Initial Shares and the Second Shares in Escrow and shall deliver any and all shares to Borneo within 7 days of delivery of the full $1,000,000 payment.

     MODIFICATIONS. This Amendment may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by all of the Parties.

          BINDING ON SUCCESSORS. This Amendment shall be binding upon and shall inure to the benefit of the Parties hereto and their respective partners, employees, agents, servants, heirs, administrators, executors, successors, representatives and assigns.

          CHOICE OF LAW. This Amendment and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

          ENTIRE AGREEMENT. This Amendment together with the Subscription Agreement sets forth the entire agreement and understanding of the Parties hereto and supersedes any and all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Amendment or the Subscription Agreement and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

          COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.


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IN  WITNESS  WHEREOF,  the parties hereto have executed this Amendment as of the date  first  set  forth  above.

SUSTAINABLE  POWER  CORP.
A  Nevada  corporation


\s\ M. Richard Cutler
---------------------
By:  M.  Richard  Cutler,  President  and  Chief  Executive  Officer

Borneo  Energy  Sendirian  Berhad,  a  Malaysian  corporation
BORNEO  ENERGY  SENDIRIAN  BERHAD
A  Malaysian  corporation


\s\ Abd  Hamid  Ibrahim
-----------------------
By:  Abd  Hamid  Ibrahim,  Director